UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1551 East Lincoln Avenue, Suite 200

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(248) 546-7047

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, at a regularly scheduled meeting of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”), the Board elected James L. Freddo, M.D. and David C. Dreyer to serve as members of the Board of Directors of the Company, effective as of April 22, 2008. Mr. Dreyer was also appointed as the Chairman of the Audit Committee of the Board of Directors. Dr. Freddo and Mr. Dreyer will serve as members of the Board of Directors until the annual meeting of the stockholders on May 20, 2008, at which time they will stand for re-election.

In connection with the appointment of Dr. Freddo and Mr. Dreyer to the Board of Directors, the Board authorized the grant of a stock option to each of them exercisable for 40,000 shares of the Company’s common stock, par value $0.0001 per share, 50% of the shares subject to such stock options to vest on the date of grant and the remaining 50% of such shares to vest on the one year anniversary of the date of grant.

Item 7.01	Regulation FD Disclosure

On April 28, 2008, the Company issued a press release announcing the appointment of Dr. Freddo and Mr. Dreyer to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release issued by InfuSystem Holdings, Inc. on April 28, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Steve Watkins
Steve Watkins
Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)

Dated: April 28, 2008

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by InfuSystem Holdings, Inc. on April 28, 2008